     EXIHIBT 10.8

                           CHANGE OF CONTROL AGREEMENT

     This Change of Control Agreement (this "Agreement") is made as of December __*1*__, 2001 by and between Primal Solutions, Inc., a Delaware corporation, and
_____*2*_____ (the "Executive").

                                    Recitals

     A. The Executive has made and is expected to make a major contribution to the profitability, growth and financial strength of the Company and its affiliates.

     B. The Company considers the continued availability of the Executive's services, managerial skills and business experience to be in the best interest of the Company and its stockholders and desires to assure the continued services of the Executive on behalf of the Company and/or its affiliates without the distraction of the Executive occasioned by the possibility of an abrupt change in control of the Company.

     C. The Executive is willing to remain in the employ of the Company or one of its affiliates, particularly in the event of a threat or the occurrence of a change in control of the Company, upon the understanding that the Company will provide him with income security and certain other benefits in accordance with the terms and conditions contained in this Agreement in the event his employment is terminated in connection with a change in control of the Company.

     D. The Company and the Executive are concurrently entering into an Employment Agreement dated as of the date hereof (the "Employment Agreement").

     E. For purposes of this Agreement, defined terms in this Agreement shall have the meaning specified or referred to in Section 3.

                                    Agreement

     In consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                             1. Effective Date; Term

     1.1 This Agreement shall become effective on the date hereof and shall continue in effect until the termination of the Executive's employment with the Company.

                 2. Severance Payments Upon a Change of Control

     2.1   Events Giving Rise to Severance Payments.
           ----------------------------------------

     (a) The Company shall pay or cause to be paid to the Executive the Severance Payments specified in Section 2.2 if:

           (i) there is a Change of Control, and within 12 months after the Change of Control, (A) the Company or any successor to the Company terminates the employment of the Executive for any reason other than Cause, death, Disability or the Executive reaching the mandatory retirement age established by the Company, if any, or (b) the Executive voluntarily terminates his employment for Good Reason; or

           (ii) the Executive's employment by the Company is terminated by the Company within three months prior to the Change in Control, and such termination arose in connection with or in anticipation of the Change in Control (for purposes of this Agreement, meaning that at the time of such termination, the Company had entered into an agreement, the consummation of which would result in a Change in Control, or the termination of the Executive's employment was at the request of a third party who has taken steps to effect a Change in Control), or the Executive voluntarily terminates his employment for Good Reason during such three-month period, and in each case, such Change in Control is consummated, or the Board adopts a resolution to the effect that a potential Change in Control for purposes of this Agreement has occurred.

     (b) A termination of the Executive's employment with the Company coupled with an offer of employment by an affiliate of the Company or any successor to the Company will not constitute a termination of employment for purposes of this
Section 2.1, unless the terms of employment offered would constitute Good Reason for the Executive to terminate his employment if they were imposed by the Company and then only if the Executive does not accept the offer.

     2.2   Severance Payments Upon Termination of Employment.
           -------------------------------------------------

     (a) If the Executive is entitled to benefits pursuant to Section 2.1, the Company shall pay or provide to the Executive as a severance payment (the "Severance Payment"), in lieu of any further compensation or other amounts and in settlement and complete release of all claims the Executive may have against the Company, the following:

           (i) A single lump sum payment, payable in cash within ten days of the Termination Date, or if applicable, the effective date of any release executed by the Executive in connection with termination of his employment with the Employer (provided that any portion thereof may be paid earlier if required by applicable law), equal to the sum of:

               (A) any accrued and unpaid portion of Executive's Salary and vacation through the Termination Date and any accrued and unpaid portion of the Executive's Incentive Compensation and other bonuses for the prior fiscal year;

               (B) a portion of the amount that would otherwise be payable to the Executive if the Executive remained employed by the Company, under the ___*9*___and other bonus plans, if any, in which the Executive is then participating for the fiscal year in progress, prorated based upon the number of days elapsed from the commencement of the

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               Company's fiscal year through the Termination Date and calculated assuming that 100% of the targets under such bonus plans are achieved;

                    (C) an amount equal to ____*3*_____the Executive's then current annual Salary; and

                    (D) an amount equal to _____*3*____the amount that would otherwise be payable to the Executive, if the Executive remained employed by the Company, under the ___*9*___and other bonus plans, if any, in which the Executive is then participating for the fiscal year in progress, calculated assuming that 100% of the targets under such bonus plans are achieved.

               (ii) Continuation, on the same terms as in effect on the Termination Date, including general premium increases, of all medical, dental, life and disability Benefits for the Executive for __*4*__ months commencing on the Termination Date (the "payment period"), including equivalent coverage for the Executive's spouse and dependent children, if such coverage was provided immediately prior to the Termination Date. In the event that the Executive is ineligible under the terms of such insurance to continue to be so covered, the Company shall provide the Executive with a lump sum payment equal to the cost to the Executive of obtaining substantially similar coverage for the payment period. If the Executive, prior to the Termination Date, was receiving any cash-in-lieu payments designed to enable the Executive to obtain insurance coverage of his choosing, the Company shall, in addition to any other benefits to be provided under this Section 2.2(a)(ii), provide the Executive with continued payments of such in-lieu payments that the Executive would have been entitled to receive over the payment period. The Company's obligation hereunder with respect to the foregoing Benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any Benefits it is required to provide the Executive hereunder so long as the aggregate coverage and benefits of the combined benefit plans is no less favorable to the Executive than the Benefits required to be provided hereunder.

          (b) Except as set forth herein, the Executive's compensation by the Company and its affiliates and accrual of, or participation in all benefit, bonus, incentive and other plans or programs of the Company and its affiliates will cease on the Termination Date.

          (c) The Executive shall not be required to mitigate the amount of any Severance Payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment, except as provided in Section 2.2(a)(ii). Notwithstanding the foregoing, to the extent permitted by applicable law, the Severance Payments provided for in this
Section 2 shall be reduced by the amount of any other severance or termination pay to which the Executive may be entitled by operation of any applicable law or under any agreement with the Company, any of its affiliates or any successors of such entities.

          (d) The Company may, as a condition to the Executive receiving any Benefits under this Agreement require the Executive to execute a release of all claims the Executive may have against the Company or its affiliates arising from the Executive's employment with the Company or its affiliates or successor, and the termination thereof, in a form reasonably satisfactory to the Company.

          (e) The obligations of the Company hereunder, including its obligation to pay the Severance Payment provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder, including under Section 2.6. If the Executive breaches any of the material terms and provisions of this Agreement, in addition to any other remedies that the Company may have for any such breach, the Company may immediately terminate providing any Severance Payment then being made.

     (f) Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

     2.3.  Notice of Termination. Any termination of the Executive's employment
           ---------------------
by the Company or by the Executive (other than termination based on the Executive's death) following or in connection with a Change in Control shall be communicated by the terminating party in a Notice of Termination to the other party hereto.

     2.4   Withholding Taxes. Any payments provided for hereunder shall be paid
           -----------------
net of any applicable withholding required under federal, state or local law.

     2.5   Affiliates. Nothing contained herein shall prohibit any affiliates of
           ----------
the Company fulfilling any obligation of the Company to the Executive hereunder and for such purposes will be deemed the act of the Company.

     2.6   Covenants of the Executive. Payment of the Severance Payment under
           --------------------------
this Agreement shall be contingent upon the Executive complying with the covenants of the Executive set forth in Sections 7 and 8 of the Employment Agreement through the payment period. The parties acknowledge that the Executive's agreement to comply with these covenants are essential elements of this Agreement, and without which the Company would not have entered into this Agreement.

     2.7.  Indemnification for Excise Tax.
           ------------------------------

     (a) In the event that (i) the Executive becomes entitled to the Severance Payments in accordance with this Section 2, and (ii) such Severance Payment and any other benefits or payments (including transfers of property) that the Executive receives, or is to receive, pursuant to this Agreement or any other agreement, plan or arrangement with the Company in connection with a Change in Control ("Other Benefits") shall be subject to the tax imposed pursuant to
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor thereto) or any comparable provision of state law (collectively, the "Excise Tax"), then the Company or its successor shall pay to the Executive within 30 days after the termination of the Executive's employment with the Company or its successor, an additional amount (the "Gross-Up Payment") determined in accordance with the following provisions. The Gross-Up Payment shall be equal to the amount necessary so that the net amount retained by the Executive, after subtracting the Excise Tax and after also subtracting all federal, state or local income tax, FICA tax and Excise Tax on the Gross-Up Payment, shall be equal to the net amount the Executive would have retained if no Excise Tax had been imposed and no Gross-Up Payment had been made. It is intended that the Executive shall not suffer any loss or expense resulting from the assessment of any Excise Tax or the Company's reimbursement of the Executive for any such Excise Tax.

     (b) For purposes of determining whether any of the Severance Payments or Other Benefits will be subject to Excise Tax and the amount of such Excise Tax:

           (i) any payments or benefits received or to be received by the Executive in connection with a Change in Control (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in

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

     Control or any Person affiliated with the Company or such Person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code (or any successor thereto), and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code (or any successor thereto) shall be treated as subject to Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive, (A) such other payments or benefits (in whole or in part) do not constitute such parachute payments or (B) such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280(G)(b)(4) of the Code (or any successor thereto),

          (ii) the amount of the Severance Payments and Other Benefits which shall be treated as subject to Excise Tax shall be equal to the lesser of
     (A) the total amount of the Severance Payments and Other Benefits or (B) the amount of excess parachute payments within the meaning of Sections 280G(b)(1) and (4) of the Code (or any successor or successors thereto) after applying clause (i) above, and

          (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280(G)(d)(3) and (4) of the Code (or any successor or successors thereto).

     (c) For purpose of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay (i) federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and (ii) state and local income taxes at the highest marginal rates of taxation in the state and locality of the Executive's residence on the date of termination of the Executive's employment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     (d) In the event that the actual amount of Excise Tax (the "Actual Excise Tax") is subsequently determined to be less than the amount taken into account hereunder at the time of the Executive's termination of employment entitling him to Severance Payments (the "Pre-determined Excise Tax"), the Executive shall repay to the Company, at the time that the amount of the Actual Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to the amount by which the Pre-determined Excise Tax exceeds the Actual Excise Tax, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code (or any successor thereto) (the "Applicable Rate"). In the event that the Actual Excise Tax is determined to exceed the amount of Pre-determined Excise Tax (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus interest, determined at the Applicable Rate, payable with respect to such excess) at the time that the amount of the Actual Excise tax is finally determined.

     2.8  Acceleration of Vesting of Options. Notwithstanding anything contained
          ----------------------------------
herein to the contrary, whether or not the Executive's employment with the Company or its successor is terminated upon the Change of Control, to the extent permitted under applicable law, upon the occurrence of a Change of Control all outstanding unvested stock options and all previously granted unvested restricted stock awards granted to the Executive by the Company shall accelerate and vest.

                                 3. Definitions

     For purposes of this Agreement:

     3.1  "Board" shall mean the Board of Directors of the Company.

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

     3.2 "Benefits" shall have the meaning set forth in Section 2.1(b) of the Employment Agreement, including without limitation life insurance and independent financial and tax consulting services.

     3.3 "Beneficial Ownership" shall have the meaning in Rule 13d-3 promulgated under the Exchange Act.

     3.4 "Cause" shall mean: (a) the Executive's material breach of the Employment Agreement; provided, however, that the Executive shall have 30 days to remedy the breach after receipt of written notice from the Company that the breach has occurred if the breach is susceptible of cure; (b) the Executive's gross negligence or willful misconduct in the performance of his duties and responsibilities to the Company, such duties and responsibilities not to be unreasonably imposed; (c) the Executive's appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (d) the Executive's misappropriation (or attempted misappropriation) of any of the Company's funds or property; or (e) the conviction of, or the entering of a guilty plea or plea of no contest by the Executive with respect to, a felony.

     3.5 "Change of Control" shall mean, after the date hereof, any of the following events:

           (a) An acquisition in one or a series of related transactions of any voting securities of the Company ("Voting Securities"), directly or indirectly by any Person, other than (1) the Company, (2) any wholly-owned subsidiary of the Company, (3) any employee benefit plan of the Company or any wholly-owned subsidiary of the Company (including an employee stock ownership plan), (4) any trustee or other fiduciary holding securities under any employee benefit plan adopted by the Company or any subsidiary of the Company, or (5) any underwriter in connection with a firm commitment public offering of the Company's capital stock, immediately after which such Person has beneficial ownership of 35% or more of the combined voting power of the Company's then outstanding Voting Securities.

           (b) An acquisition in one or a series of related transactions of any voting securities of any material subsidiary of the Company (being defined for purposes hereof, as any subsidiary representing at least 50% of the Company's combined revenue or assets), directly or indirectly by any Person, other than
(1) the Company, (2) any wholly-owned subsidiary of the Company, (3) any employee benefit plan of the Company or any wholly-owned subsidiary of the Company (including an employee stock ownership plan), (4) any trustee or other fiduciary holding securities under any employee benefit plan adopted by the Company or any subsidiary of the Company, or (5) any underwriter in connection with a firm commitment public offering of such subsidiary's capital stock, immediately after which such Person has beneficial ownership of 50% or more of the combined voting power of such subsidiary's then outstanding voting securities.

           (c) During any period of 12 consecutive months, the individuals who, as of the beginning of such period, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the then Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board.

           (d) Approval by the Company's stockholders of a complete liquidation or dissolution of the Company.

           (e) Consummation of a merger, consolidation or reorganization (or series of related transactions) involving the Company, unless the stockholders of the Company having the power to vote in the ordinary election of directors immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership of the Voting Securities of the Company immediately before such merger, consolidation or reorganization (or series of related transactions).

           (f) Consummation of an agreement for the sale or other disposition of all or substantially all of the assets of the Company (evaluated on a consolidated basis, without regard to whether the sale or other disposition is effected via a sale or other disposition of assets of the Company, the sale or other disposition of the securities of one or more subsidiaries of the Company or the sale or other disposition of the assets of one or more subsidiaries of the Company) to any Person (other than a transfer to a subsidiary of the Company).

           (g) The occurrence of any other event of a nature that would be required to be reported by the Company in response to Item 1 of a Current Report on Form 8-K (or any successor to such form) promulgated pursuant to the Exchange Act.

     3.6 "Company" shall mean Primal Solutions, Inc., a Delaware corporation or any successor of the Company.

     3.7 "Disability" shall have the meaning set forth in Section 5.2 of the Employment Agreement.

     3.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     3.9 "Good Reason" shall have the meaning set forth in Section 5.4 of the Employment Agreement.

     3.10 ____*10*_______ shall have the meaning set forth in Section 2.2 of the Employment Agreement.

     3.11 "Notice of Termination" shall mean a written notice of termination of the Executive's employment delivered by the Company to the Executive or by the Executive to the Company, as applicable, upon termination of the Executive's employment with the Company which (a) sets forth the specific termination provision in this Agreement relied upon, (b) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (c) sets forth the date the Executive's employment with the Company shall terminate.

     3.12 "Person" shall have the meaning of "person" as used in Section 13(d) and 14(d) of the Exchange Act.

     3.13 "Salary" shall have the meaning set forth in Section 2.1(a) of the Employment Agreement.

     3.14 "Termination Date" shall mean (a) in the case of the Executive's death, his date of death, and (b) in all other cases, the date specified in the Notice of Termination.

                                4. Miscellaneous

     4.1.  Successors; Binding Agreement.
           -----------------------------

           (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors (whether by purchase of assets, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and its assigns, and the Company shall require any successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place (including the obligation to cause any subsequent successor to also assume the obligations of this Agreement). Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

           (b) Nothing in this Section 4.1 is intended to require that a Person referred to in Section 3.5 as being the beneficial owner of shares of stock of the Company must assume the obligations under this Agreement as a result of such stock ownership.

     4.2   Non-Exclusivity of Rights; No Guaranteed Employment.
           ---------------------------------------------------

           (a) Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company, except as expressly stated therein.

           (b) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and may be terminated by either the Executive or the Company at any time.

     4.3   Waiver. The rights and remedies of the parties to this Agreement are
           ------
cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     4.4   Notices. All notices, consents, waivers, and other communications
           -------
under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate address and facsimile number set forth below (or to such other address and facsimile number as a party may designate by notice to the other party pursuant to the terms of this Section 4.4):

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

           If to the Executive:

           ____*5*____

           Facsimile No. __*5*______

           If to the Company:

           Primal Solutions, Inc.
           18881 Von Karman Avenue, Suite 500
           Irvine, California 92612
           Attention:  ___*6*_______
           Facsimile No. (949) 260-1515

     4.5   Entire Agreement; Amendments. This Agreement contains the entire
           ----------------------------
agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. The parties acknowledge that no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

     4.6   Arbitration of Disputes.
           -----------------------

           (a) Except as set forth in Section 4.6(b), arbitration shall be the sole and exclusive remedy for any dispute, claim, or controversy of any kind or nature (a "Claim") arising out of, related to, or connected with this Agreement or the termination of the Executive's employment relationship with the Company as a result of or in connection with a Change in Control, including any Claim against any parent, subsidiary, or affiliated entity of the Company, or any director, officer, general or limited partner, employee or agent of the Company or of any such parent, subsidiary or affiliated entity.

           (b) This Section 4.6 does not apply to any claims by Executive: (1) for workers' compensation benefits; (2) for unemployment insurance benefits; (3) under a benefit plan where the plan specifies a separate arbitration procedure;
(4) filed with an administrative agency which are not legally subject to arbitration under this Agreement; or (5) which are otherwise expressly prohibited by law from being subject to arbitration under this Agreement.

           (c) Any arbitration proceedings shall be conducted in Orange County, California. Any Claim submitted to arbitration shall be decided by a single, neutral arbitrator (the "Arbitrator"). The parties to the arbitration shall mutually select the Arbitrator not later than 45 days after service of the demand for arbitration. If the parties for any reason do not mutually select the Arbitrator within the 45 day period, then any party may apply to any court of competent jurisdiction to appoint a retired judge as the Arbitrator. The parties agree that arbitration shall be conducted in accordance with California Code of Civil Procedure sections 1280 et seq., except as modified in this Agreement. The Arbitrator shall apply the substantive federal, state, or local law and statute of limitations governing any Claim submitted to arbitration. In ruling on any Claim submitted to arbitration, the Arbitrator shall have the authority to award only such remedies or forms of relief as are provided for under the substantive law governing such Claim. The Arbitrator shall issue a written decision revealing the essential findings and conclusions on which the decision is based. Judgment on the Arbitrator's decision may be entered in any court of competent jurisdiction.

           (d) The Company shall be responsible for paying the fees and costs incurred in the arbitration (e.g., filing fees, transcript costs and Arbitrator's fees). The parties shall be responsible for their own attorneys' fees and costs, except that the Arbitrator shall have the authority to award attorneys' fees and costs to the prevailing party in accordance with the applicable law governing the dispute.

           (e) The Arbitrator, and not any federal or state court, shall have the exclusive authority to resolve any issue relating to the interpretation, formation or enforceability of this Agreement, or any issue relating to whether a Claim is subject to arbitration under this Agreement, except that any party may bring an action in any court of competent jurisdiction to compel arbitration in accordance with the terms of this Agreement.

     4.7   ERISA. This Agreement is an unfunded compensation arrangement for a
           -----
member of a select group of the Company's management or that of its subsidiaries and any exemptions under the Employee Retirement Income Security Act of 1974, as amended, as applicable to such an arrangement shall be applicable to this Agreement.

     4.8   Headings; Construction. The headings in this Agreement are provided
           ----------------------
for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     4.9   Severability. If any provision of this Agreement is held invalid or
           ------------
unenforceable by any Arbitrator or court of competent jurisdiction, to the extent that the rights or obligations of the parties under this Agreement will not be materially and adversely effected thereby, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     4.10. Counterparts. This Agreement may be executed in counterparts, each of
           ------------
which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     4.11  Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California.

     4.12  Further Assurances. Each party shall execute such further instruments
           ------------------
as the other party may reasonably request in order to carry out the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.


                                        THE EXECUTIVE


                                        ________________________________________

                                        ______*7*_________


                                        THE COMPANY

                                        PRIMAL SOLUTIONS, INC.,
                                        a Delaware corporation



                                        By:_______________*8*___________________

                                        Name:_____________*8*___________________

                                        Title:____________*8*___________________



*1* William Salway's is dated the 5/th/, Joseph R. Simrell's is dated the 5/th/, David Haynes' is dated the 31/st/

*2*  "William Salway", "Joseph R. Simrell", "David Haynes", respectively.

*3* William Salway is "one and one half times", Joseph R. Simrell is "one time", David Haynes is "one time"

*4* William Salway is "18 months", Joseph R. Simrell is "12 months", David Haynes is "12 months"

*5* William Salway is "William Salway, 4081 Meadowlark Drive, Calabasas, California 91302, Facsimile No. (818) 222-1456"

     Joseph R. Simrell is "Joseph R. Simrell, 15 Rue Cezanne, Coto de Caza, California 92679, Facsimile No. (949) 709-3957"

     David Haynes is "David Haynes, 102 Plaza via Sol, San Clemente, California 92673, Facsimile No. N/A"

*6* William Salway is "Chief Financial Officer", Joseph R. Simrell is "President/CEO", David Haynes is "President/CEO"

*7*  "William Salway", "Joseph R. Simrell", "David Haynes", respectively

*8* William Salway is "/s/ Louis A. Delmonico, Louis A. Delmonico, Director, Chairman Compensation Committee"

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     Joseph R. Simrell is "/s/ William Salway, William Salway, President & CEO"

     David Haynes is "/s/ William Salway, William Salway, President & CEO "

*9* William Salway is "Incentive Compensation", Joseph R. Simrell is "Incentive Compensation", David Haynes is "Corporate Objectives component of the Incentive Compensation"

*10* William Salway is "Incentive Compensation", Joseph R. Simrell is "Incentive
     Compensation", David Haynes is "Incentive Compensation" and "Corporate Objectives"

                                       12